EXHIBIT 10.28

February 8, 2024

YA II PN, Ltd.

1012 Springfield Avenue

Mountainside, NJ 07092

Attention: Michael Rosselli

Email:*****

Attention: David Fine, Esq.

Email: *****

Subject: Termination of Pre-Paid Advance Agreement

Dear Michael,

As previously discussed, I am writing to formally notify you of Nutex Health Inc.’s intention to terminate our Pre-Paid Advance Agreement (the “Agreement”) dated April 11, 2023.

In accordance with the terms outlined in Section 10.1 of the Agreement, we are providing this letter as a 5 Trading Days’ notice, with the termination set to take effect on February 15, 2024 (the “Termination Effective Date”), 5 trading days from the date of this notice.

As agreed by both parties, this termination releases both parties from any further obligations or liabilities under the Agreement beyond the Termination Effective Date other than Article VI of the Agreement (the indemnification section) which shall survive termination of the Agreement. This letter serves as formal confirmation of our mutual Agreement to terminate the aforementioned Agreement. As of the Termination Effective Date both parties are relieved from any further commitments or responsibilities stemming from the Agreement.

We would like to express our appreciation for the cooperation and partnership we have shared during the course of this Agreement. We wish YA II PN, Ltd. and Yorkville Advisors Global, LP success in all your future endeavors.

If you have any questions or need additional documentation related to this mutual termination, please do not hesitate to contact me at *******.

Thank you for your understanding and cooperation.

Sincerely,

Elisa Luqman

Chief Legal Officer

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6030 S Rice, Suite C

Houston, TX 77081

(713) 660-0557

www.nutexhealth.com